SUPPLEMENT
                                       TO
                            PEASE OIL AND GAS COMPANY
                                   PROSPECTUS
                                      DATED
                                  JULY 24, 1996

     A Selling Securityholder identified under the caption "Selling Securityholders" has assigned a portion of the Company securities it holds and the transferee of such securities is now also Selling Securityholder under this Prospectus. As a result, the list of Selling Securityholders in the Prospectus is modified to provide, in part, that the following may sell shares of Common Stock of the Company which may be issued upon exercise of presently exercisable stock purchase warrants under this Prospectus:

                                                          Shares Owned             Shares              Shares Owned
                                                            Prior to                Being                  After
Name                                                        Offering               Offered               Offering
----                                                      ------------             -------             ------------

Ronin Group, Ltd.(1) ..............................          25,000                25,000                  - 0 -
R. Thomas Fetters, Jr .............................          15,000                15,000                  - 0 -

------------------

(1) Ronin Group, Ltd. assigned presently exercisable warrants to purchase 15,000 shares of Common Stock to R. Thomas Fetters, Jr. in a private transaction.














                   The date of this Supplement is July 9, 1997